                                                                     EXHIBIT 5.1


Computer Literacy
1308 Orleans Drive
Sunnyvale, CA  94089

     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 (File No. __________) originally filed by Computer Literacy, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on November 17, 1998, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,000,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option to the Underwriters to purchase up to 450,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares being sold by the Company and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                       Very truly yours,

                                       /s/ Gunderson Dettmer Stough Villeneuve
                                           Franklin & Hachigian, LLP
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                                           Gunderson Dettmer Stough
                                           Villeneuve Franklin & Hachigian, LLP